UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 3, 2021

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Paycom Software, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2021. A total of 54,098,603.09 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal was included in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021.

Proposal 1: Election of two Class II directors, each to serve until the date of the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Robert J. Levenson	25,473,504.82	24,458,925.28	4,166,173.00
Frederick C. Peters II	17,559,733.81	32,372,696.28	4,166,173.00

Mr. Peters received a greater number of votes “withheld” from his election than votes “for” such election and, pursuant to the Paycom Software, Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”), conditionally tendered his resignation to the Board of Directors of the Company (the “Board”), with the effectiveness of such resignation being conditioned on the Board’s acceptance of such resignation in accordance with the Corporate Governance Guidelines. The disinterested members of the nominating and corporate governance committee of the Board (the “Committee”) held a meeting to consider Mr. Peters’s resignation offer and recommend to the Board whether to accept or reject such resignation offer. The disinterested members of the Committee concluded that accepting Mr. Peters’s resignation is not in the best interests of the Company and recommended that the Board reject Mr. Peters’s resignation offer. The Board acted on the recommendation of the disinterested members of the Committee and determined to reject Mr. Peters’s resignation and reaffirm his appointment as a Class II director. Mr. Peters did not participate in the Committee nor full Board discussions.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021

Votes Cast For	Votes Cast Against	Abstentions
53,638,881.05	345,172.21	114,549.84

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
15,074,953.23	34,712,780.80	144,696.07	4,166,173.00

Proposal 4: Approval, on an advisory basis, of a stockholder proposal requesting that the Board prepare a diversity report

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
37,378,982.53	2,473,662.51	10,079,785.06	4,166,173.00

Item 7.01	Regulation FD Disclosure.

On May 7, 2021, the Company issued a press release announcing the rejection of Mr. Peters’s conditional resignation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued May 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: May 7, 2021	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer